Exhibit 99.1

Natural Grocers by Vitamin Cottage Announces First Quarter Fiscal 2017 Results

Lakewood, Colorado, February 2, 2017. Natural Grocers by Vitamin Cottage, Inc. (NYSE: NGVC) today announced results for its first quarter of fiscal 2017 and confirmed its outlook for fiscal 2017.

Highlights for First Quarter Fiscal 2017 Compared to First Quarter Fiscal 2016

●	Net sales increased 9.4% to $183.6 million;

●	Comparable store sales decreased 0.6%;

●	Net income decreased 45.0% to $2.1 million, with diluted earnings per share of $0.09;

●	EBITDA decreased 11.4% to $11.3 million; and

●	Five new stores opened in the first quarter of fiscal 2017, resulting in unit growth rate of 22.4% for the twelve month period ended December 31, 2016.

“As anticipated, comparable store sales trends and margins remained under pressure during the first quarter,” said Kemper Isely, Co-President. “However, we are pleased with our nutrition education investments centered around our nutrient-to-know-about initiatives, which contributed to positive comparable store sales growth in supplements and supported our favorable product margin performance during the quarter. Additionally, we were able to manage our cash flow to maintain our capital spending below the amount of cash provided by operations. We remain comfortable with our full-year fiscal 2017 guidance and are maintaining flexibility as we look to balance our growth and cost-saving initiatives. We continue to anticipate improved relative performance in the second half of our fiscal year.”

In addition to presenting the financial results of Natural Grocers by Vitamin Cottage, Inc. and its subsidiaries (collectively, the Company) for the first quarter of fiscal 2017 and 2016 in conformity with U.S. generally accepted accounting principles (GAAP), the Company is presenting EBITDA, which is a non-GAAP financial measure. The reconciliation from GAAP to this non-GAAP financial measure is provided at the end of this earnings release.

Operating Results — First Quarter Fiscal 2017 Compared to First Quarter Fiscal 2016

During the first quarter of fiscal 2017, net sales increased $15.8 million, or 9.4%, to $183.6 million compared to the same period in fiscal 2016, primarily due to a $16.9 million increase in new store revenue, offset by a $1.1 million decrease in comparable store sales. Daily average comparable store sales decreased 0.6% in the first quarter of fiscal 2017 compared to a 3.6% increase in the first quarter of fiscal 2016, driven by a 0.8% decrease in daily average customer count, partially offset by a 0.2% increase in average transaction size during the period. Daily average mature store sales decreased 2.3% in the first quarter of fiscal 2017. For fiscal 2017, mature stores include all stores open during or before fiscal 2012.

Gross profit during the first quarter of fiscal 2017 increased 8.0% over the same period in fiscal 2016 to $52.2 million, primarily driven by an increase in the comparable store base. Gross profit reflects earnings after both product and occupancy costs. Gross margin was 28.4% for the first quarter of fiscal 2017 compared to 28.8% for the first quarter of fiscal 2016. Gross margin was negatively impacted by an increase in occupancy costs as a percentage of sales, partially offset by product margin improvements across most categories and a shift in mix toward supplements, which have a higher gross margin than grocery items.

Store expenses during the first quarter of fiscal 2017 increased $5.9 million, or 16.6%, to $41.8 million. Store expenses as a percentage of sales increased approximately 140 basis points to 22.8% during the first quarter of fiscal 2017 compared to 21.4% in the first quarter of fiscal 2016. This increase was primarily due to higher labor costs as a percentage of sales as well as the de-leveraging of other store expenses as a result of the decline in comparable store sales.

Administrative expenses increased $0.1 million, or 2.7%, to $4.9 million for the three months ended December 31, 2016 compared to $4.8 million for the three months ended December 31, 2015. Administrative expenses as a percentage of sales was 2.7% for the three months ended December 31, 2016 compared to 2.8% for the three months ended December 31, 2015.

Pre-opening and relocation expenses increased $0.3 million during the first quarter of fiscal 2017 compared to the comparable period in fiscal 2016, due to the number and timing of new store openings and relocations. During the first quarter of fiscal 2017, the Company opened five new stores, compared to opening four new stores and relocating two stores during the first quarter of fiscal 2016.

Interest expense during the first quarter of fiscal 2017 increased $0.3 million compared to the comparable period in fiscal 2016 due to an increase in average borrowings under the Company’s revolving credit facility, an increase in the number of capital leases and a decrease in capitalized interest expense.

The Company’s effective income tax rate for the three months ended December 31, 2016 and 2015 was 35.2% and 38.0%, respectively. The decrease in the effective income tax rate was driven by an increase in tax credits that result in a permanent tax difference.

Net income in the first quarter of fiscal 2017 was $2.1 million, with diluted earnings per share of $0.09. The decrease in net income and diluted EPS in the first quarter of fiscal 2017 was due to sales pressures and expenses outpacing revenue growth. EBITDA in the first quarter of fiscal 2017 was $11.3 million.

Balance Sheet and Cash Flow

As of December 31, 2016, the Company had $7.1 million in cash and cash equivalents and $16.9 million available for borrowing under its $45 million revolving credit facility. Credit facility usage was comprised of $27.1 million of direct borrowings and $1.0 million of letters of credit.

During the first quarter of fiscal 2017, the Company generated $14.1 million in cash from operations and invested $13.1 million in capital expenditures, primarily for new stores and relocations. Additionally, during the first quarter of fiscal 2017, the Company received proceeds of $2.6 million, net of commissions, from a sale-leaseback transaction for a store building.

Growth and Development

During the first quarter of fiscal 2017, the Company opened five new stores, bringing the total store count as of December 31, 2016 to 131 stores in 19 states. The Company opened five new stores in the first quarter of fiscal 2017 and four new stores in the first quarter of 2016, resulting in a 22.4% and 17.6% unit growth rate, respectively, during those periods.

As of the date of this release, the Company has opened one additional store in Texas and has 16 signed leases for stores planned to open in fiscal 2017 and beyond in Arkansas, Colorado, Iowa, Oregon, Texas, Utah and Washington.

Fiscal 2017 Outlook

The Company is reiterating its outlook for fiscal 2017, which was updated when the Company reported fourth quarter and full-year fiscal 2016 results on November 17, 2016:

	Fiscal 2017 Outlook			Q1 FY’17 Actual
Number of new stores	15	to	20	5
Number of relocations		3		0
Number of remodels		0		0
Daily average comparable store sales growth	-1.0%	to	1.0%	-0.6%
Net income as a percentage of sales	1.4%	to	1.6%	1.1%
Diluted earnings per share	$0.50	to	$0.58	$0.09
EBITDA as a percentage of sales	6.4%	to	6.8%	6.1%

Capital expenditures (in millions)	$40	to	$48	$13

The Company does not provide financial guidance for forecasted net income, and, therefore, is unable to provide a reconciliation of its EBITDA guidance to net income, the most comparable financial measure calculated in accordance with GAAP.

Earnings Conference Call

The Company will host a conference call today at 2:30 p.m. Mountain Time (4:30 p.m. Eastern Time) to discuss this earnings release. The dial-in number is 1-888-347-6606 (US); 1-855-669-9657 (Canada); or 1-412-902-4289 (International). The conference ID is “Natural Grocers by Vitamin Cottage.” A simultaneous audio webcast will be available at http://Investors.NaturalGrocers.com and archived for a minimum of 30 days.

About Natural Grocers by Vitamin Cottage

Natural Grocers by Vitamin Cottage, Inc. (NYSE: NGVC) is a rapidly expanding specialty retailer of natural and organic groceries and dietary supplements whose products must meet strict quality guidelines. The grocery products sold by Natural Grocers may not contain artificial colors, flavors, preservatives or sweeteners, or partially hydrogenated or hydrogenated oils. The Company sells only USDA certified organic produce and exclusively pasture-raised, non-confinement dairy products. Natural Grocers’ flexible smaller-store format allows it to offer affordable prices in a shopper-friendly retail environment. The Company also provides extensive free science-based nutrition education programs to help customers make informed health and nutrition choices. The Company, founded in 1955, has 132 stores in 19 states.

Visit www.NaturalGrocers.com for more information and store locations.

Forward-Looking Statements

The following constitutes a “safe harbor” statement under the Private Securities Litigation Reform Act of 1995. Except for the historical information contained herein, statements in this release are “forward-looking statements” and are based on current expectations and assumptions that are subject to risks and uncertainties. All statements that are not statements of historical fact are forward-looking statements. Actual results could differ materially from those described in the forward-looking statements because of factors such as changes in the Company’s industry, business strategy, goals and expectations concerning the Company’s market position, the economy, future operations, margins, profitability, capital expenditures, liquidity and capital resources, future growth other financial and operating information and other risks detailed in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2016 (Form 10-K) and the Company’s subsequent quarterly reports on Form 10-Q. The information contained herein speaks only as of the date of this release and the Company undertakes no obligation to update forward-looking statements.

For further information regarding risks and uncertainties associated with the Company’s business, please refer to the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” sections of the Company’s filings with the Securities and Exchange Commission, including, but not limited to, the Form 10-K and the Company’s subsequent quarterly reports on Form 10-Q, copies of which may be obtained by contacting Investor Relations at 303-986-4600 or by visiting the Company’s website at http://Investors.NaturalGrocers.com.

Investor Contacts:

Scott Van Winkle, ICR, Managing Director, 617-956-6736, scott.vanwinkle@icrinc.com

NATURAL GROCERS BY VITAMIN COTTAGE, INC.

Consolidated Statements of Income

(Unaudited)

(Dollars in thousands, except per share data)

	Three months ended December 31,
	2016	2015

Net sales	$183,577	167,786
Cost of goods sold and occupancy costs	131,424	119,491
Gross profit	52,153	48,295
Store expenses	41,843	35,899
Administrative expenses	4,883	4,754
Pre-opening and relocation expenses	1,261	948
Operating income	4,166	6,694
Interest expense	(983)	(653)
Income before income taxes	3,183	6,041
Provision for income taxes	(1,122)	(2,293)
Net income	$2,061	3,748

Net income per common share:
Basic	$0.09	0.17
Diluted	$0.09	0.17
Weighted average number of shares of common stock outstanding:
Basic	22,453,459	22,497,287
Diluted	22,461,094	22,504,026

NATURAL GROCERS BY VITAMIN COTTAGE, INC.

Consolidated Balance Sheets

(Dollars in thousands, except per share data)

	December 31, 2016	September 30, 2016
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$7,142	4,017
Accounts receivable, net	2,619	3,747
Merchandise inventory	87,987	86,330
Prepaid expenses and other current assets	1,745	3,233
Total current assets	99,493	97,327
Property and equipment, net	181,619	178,297
Other assets:
Deposits and other assets	1,527	971
Goodwill and other intangible assets, net of accumulated amortization of $386 and $380, respectively	5,595	5,601
Deferred financing costs, net	47	50
Total other assets	7,169	6,622
Total assets	$288,281	282,246

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$53,738	53,615
Accrued expenses	16,377	12,448
Capital and financing lease obligations, current portion	484	478
Total current liabilities	70,599	66,541
Long-term liabilities:
Capital and financing lease obligations, net of current portion	31,309	31,429
Revolving credit facility	27,077	27,428
Deferred income tax liabilities	12,007	12,178
Deferred compensation	873	757
Deferred rent	9,247	8,809
Leasehold incentives	8,181	8,379
Total long-term liabilities	88,694	88,980
Total liabilities	159,293	155,521
Commitments
Stockholders’ equity:
Common stock, $0.001 par value, 50,000,000 shares authorized, 22,510,279 shares issued at December 31, 2016 and September 30, 2016, and 22,454,476 and 22,452,609 outstanding at December 31, 2016 and September 30, 2016, respectively	23	23
Additional paid-in capital	55,617	55,437
Retained earnings	74,016	71,955
Common stock in treasury at cost, 55,803 and 57,670 shares, at December 31, 2016 and September 30, 2016, respectively	(668)	(690)
Total stockholders’ equity	128,988	126,725
Total liabilities and stockholders’ equity	$288,281	282,246

NATURAL GROCERS BY VITAMIN COTTAGE, INC.

Consolidated Statements of Cash Flows

(Unaudited)

(Dollars in thousands)

	Three months ended December 31,
	2016	2015

Operating activities:
Net income	$2,061	3,748
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	7,121	6,045
Loss on disposal of property and equipment	—	2
Share-based compensation	217	232
Excess tax benefit from share-based compensation	—	(3)
Deferred income tax (benefit) expense	(170)	3,545
Non-cash interest expense	2	4
Changes in operating assets and liabilities
Decrease (increase) in:
Accounts receivable, net	1,128	469
Merchandise inventory	(1,657)	(4,464)
Prepaid expenses and other assets	1,395	(141)
(Decrease) increase in:
Accounts payable	(286)	2,184
Accrued expenses	3,927	(3,290)
Deferred compensation	116	108
Deferred rent and leasehold incentives	240	1,054
Net cash provided by operating activities	14,094	9,493
Investing activities:
Acquisition of property and equipment	(13,057)	(10,180)
Proceeds from sale of property and equipment, net of commissions of $80 and zero, respectively	2,564	12
Net cash used in investing activities	(10,493)	(10,168)
Financing activities:
Borrowings under credit facility	67,350	96,032
Repayments under credit facility	(67,701)	(96,032)
Capital and financing lease obligations payments	(113)	(91)
Excess tax benefit from share-based compensation	—	3
Payments on withholding tax for restricted stock unit vesting	(12)	(10)
Net cash used in financing activities	(476)	(98)
Net increase (decrease) in cash and cash equivalents	3,125	(773)
Cash and cash equivalents, beginning of period	4,017	2,915
Cash and cash equivalents, end of period	$7,142	2,142
Supplemental disclosures of cash flow information:
Cash paid for interest	$121	40
Cash paid for interest on capital and financing lease obligations, net of capitalized interest of $63 and $159, respectively	784	622
Income taxes paid	11	1,218
Supplemental disclosures of non-cash investing and financing activities:
Acquisition of property and equipment not yet paid	$7,243	7,342

Non-GAAP financial measures

EBITDA

EBITDA is not a measure of financial performance under GAAP. We define EBITDA as net income before interest expense, provision for income taxes and depreciation and amortization. The following table reconciles net income to EBITDA for the periods presented, dollars in thousands:

	Three months ended December 31,
	2016	2015
Net income	$2,061	3,748
Interest expense	983	653
Provision for income taxes	1,122	2,293
Depreciation and amortization	7,121	6,045
EBITDA	$11,287	12,739

EBITDA decreased 11.4% to $11.3 million in the three months ended December 31, 2016 compared to $12.7 million for the three months ended December 31, 2015. EBITDA as a percentage of sales was 6.1% and 7.6% in the three months ended December 31, 2016 and 2015, respectively.

Management believes that some investors’ understanding of our performance is enhanced by including EBITDA, a non-GAAP financial measure. We believe EBITDA provides additional information about: (i) our operating performance, because it assists us in comparing the operating performance of our stores on a consistent basis, as it removes the impact of non-cash depreciation and amortization expense as well as items not directly resulting from our core operations such as interest expense and income taxes and (ii) our performance and the effectiveness of our operational strategies. Additionally, EBITDA is a component of a measure in our financial covenants under our Credit Facility. Further, our incentive compensation plan bases incentive compensation payments on EBITDA.

Furthermore, management believes some investors use EBITDA as a supplemental measure to evaluate the overall operating performance of companies in our industry. Management believes that some investors’ understanding of our performance is enhanced by including this non-GAAP financial measure as a reasonable basis for comparing our ongoing results of operations. By providing this non-GAAP financial measure, together with a reconciliation from net income, we believe we are enhancing analysts’ and investors’ understanding of our business and our results of operations, as well as assisting analysts and investors in evaluating how well we are executing our strategic initiatives.

Our competitors may define EBITDA differently, and as a result, our measure of EBITDA may not be directly comparable to those of other companies. Items excluded from EBITDA are significant components in understanding and assessing financial performance. EBITDA is a supplemental measure of operating performance that does not represent, and should not be considered in isolation or as an alternative to, or substitute for, net income or other financial statement data presented in the consolidated financial statements as indicators of financial performance. EBITDA has limitations as an analytical tool, and should not be considered in isolation, or as an alternative to, or as a substitute for, analysis of our results as reported under GAAP. Some of the limitations are:

●	EBITDA does not reflect our cash expenditures, or future requirements for capital expenditures or contractual commitments;

●	EBITDA does not reflect changes in, or cash requirements for, our working capital needs;

●	EBITDA does not reflect any impact for straight-line rent expense for leases classified as capital and financing lease obligations;

●	EBITDA does not reflect the interest expense, or the cash requirements necessary to service interest or principal payments on our debt;

●	EBITDA does not reflect our tax expense or the cash requirements to pay our taxes; and

●

although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future and EBITDA does not reflect any cash requirements for such replacements.

Due to these limitations, EBITDA should not be considered as a measure of discretionary cash available to us to invest in the growth of our business. We compensate for these limitations by relying primarily on our GAAP results and using EBITDA as supplemental information.